MAR.04'2004 16:35 6037710523 CSC #4954 P.002/003

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

($175)

FILED # C-7259-04

MAR 0 4 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation: DesiTv.com, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 The name of the corporation has been changed to DESITV INC.

Article 3 The number of authorized shares of the corporation is changed to:
100,000,000 common, $.001 per value
10,000,000 preferred, $.001 per value

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒. (check one box only)

4. Effective date of filing (optional): Upon Filing
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

[signature] Signature [signature] Signature

* If more than two signatures, attach an 8 ½ x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Amend 78.380 1999
Revised on: 10/29/03

3/5/2004 8:27:25 AM $150.00
AL C2004035-005

2 ·d

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number
Dean Heller, Secretary of State, State of Nevada	20060210912-23
	Filing Date and Time: 04/03/2006 4:04 PM
	Entity Number: C4259-2004

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: DesiTV, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1: The name of the corporation is: Xero Mobile, Inc.

ARTICLE 3: The number of authorized shares of the corporation shall consist of 500,000,000 shares of common stock, $.001 par value; and, 10,000,000 shares of preferred stock, $.001 par value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: MAJORITY VOTE *

4. Effective date of filing (optional): ______ (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]
Syeda Mansur

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.